EXHIBIT 10.1

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made as of the  4th day of October, 2007, by and between Dragon’s Lair Health Products, Inc., a Florida corporation (the “Licensee”), and Yamit Lemoine (the “Licensor”).

RECITALS

WHEREAS, Licensor has developed a unique recipe for an herbal pain remedy product;

WHEREAS, Licensor presently owns all right, title and interest in and to such recipe and the trademark, trade name and logo SORE-EEZ associated with such recipe;

WHEREAS, Licensee desires to obtain the right to manufacture and sell products which are the subject of the recipe and to become the exclusive world-wide licensee of the recipe and the trademark, trade name and logo SORE-EEZ; and

WHEREAS, Licensor is willing to license the recipe and the trademark, trade name and logo SORE-EEZ to Licensee upon the terms and conditions set forth herein below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

AGREEMENT

ARTICLE I
DEFINITIONS

As used herein, the following terms are defined as set forth below:

1.01           “Recipe” shall mean the recipe for the manufacture of the herbal pain remedy product, a sample of which has been provided by Licensor to Licensee.  It is the intention of the parties to grant Licensee broad discretion to market products embodying the Recipe by such means as it deems appropriate, including modifications to the recipe for the products as Licensee deems appropriate and changes in the form of the recipe such that such products may be produced in liniment, oil, cream, salve, balm or such other form as Licensee deems appropriate.

1.02           “Licensed Know-How” means all technical, economic, commercial and regulatory information now owned by Licensor and useful or necessary to make, have made, use or sell the Recipe.

1.03           “Marks” mean the trademark, trade name and logo SORE-EEZ and the rights associated therewith.

ARTICLE II
EXCLUSIVE LICENSE

2.01           Licensor hereby grants to Licensee a license (the “License”) to make, have made, use and sell and otherwise deal in products embodying the subject matter of the Recipe, the Marks and the Licensed Know-How throughout the world during the term of this Agreement, said License being exclusive as to Licensee as set forth herein.

2.02           Licensee agrees to use its best efforts to maintain the quality of all products embodying the subject matter of the Recipe and shall be responsible for assuring that all products manufactured under this Agreement shall meet all applicable requirements for safety and labeling.

ARTICLE III
COMPENSATION

3.01           Licensee agrees to pay Licensor a royalty of 975,000 shares of common stock, no par value, of Dragon’s Lair Holdings, Inc., a Florida corporation (“Parent”), as consideration for the License. Licensor acknowledges that Parent and Licensee are newly-formed corporations which have no financial or operating history and there can be no assurance of the return which Licensor may receive on her investment in such shares. Licensor acknowledges that she is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  and is able to evaluate the risks and merits of her investment in such shares. Licensor further acknowledges that the shares have not been registered under the Securities Act of 1933, as amended, and she may have to hold such shares indefinitely.

ARTICLE IV
COMPLIANCE

4.01           Licensee shall perform all procedures and comply with all statutes and regulations imposed by any agency or instrumentality of any governmental body relative to the manufacture and sale of the products embodying the Recipe, including all “labeling” as contemplated by the Federal Food, Drug and Cosmetic Act, as amended, and any other applicable law, rule and regulation. Licensee shall, at its own expense, perform such testing and validation that it deems necessary or appropriate to determine the safety and labeling requirements of all products made under this Agreement.

ARTICLE V
REQUIREMENTS OF COMMERCIAL SALE

5.01           Licensor may cancel and terminate the License in the event that Licensor has not introduced one or more products into the commercial marketplace based on the Recipe and recognized revenues of $400,000 from sale of such products based on the Recipe by October 4, 2012.  In the event of the termination of the License pursuant to this Article V, Licensor shall not be required to return the shares of Common Stock issued to Licensor pursuant to Article III hereof and the foregoing shall be Licensor’s sole and exclusive remedy in the event the Licensee is unable to reach such sales requirements.

ARTICLE VI
TERM AND TERMINATION

6.01           The License granted herein shall, unless sooner terminated as herein provided, remain in full force, so long as Licensor is actively selling a product based on the Recipe.

6.02           Licensor hereby represents and warrants that she has the full right, power and authority to grant the License to Licensee in the manner and form herein expressed, free and clear of any adverse assignment, grant or other encumbrance inconsistent herewith.  Licensor represents and warrants that she is not aware of any existing or threatened claims that her rights to the Recipe, Licensed Know-How and Marks are infringing on any rights of others.  Except as set forth herein, Licensor makes no further representations or warranties with regard to the Recipe. Licensee shall be responsible for determining the safety of the products made with the Recipe. The Licensor makes no representations or warranties with respect to the safety of the products made with the Recipe.

6.03           If either party to this Agreement defaults or materially breaches the terms hereof, the other party shall have the right to terminate the License by stating the facts forming the basis for default or breach in a written notice to the defaulting party 60 days in advance of the date of termination specified in the notice.  If, however, such default or breach is cured within 60 days after the notice of termination has been mailed, by certified or registered mail, the notice of termination will not be operative and the
Agreement shall remain in full force and effect.

6.04           Except as set forth herein, the termination of the License for any reason shall be without prejudice to the remedy of either party hereto in respect of any previous breach of any of the covenants herein contained.

6.05           At any time during the term of this Agreement either party may at its option terminate the Agreement on notice to the other party upon (i) the bankruptcy or insolvency of the other party; (ii) the filing by the other party of a petition for bankruptcy or dissolution; (iii) the making by the other party of an assignment for the benefit of creditors; (iv) the appointment of a receiver of the other party over any of its assets, which appointment shall not be vacated within 60 days thereafter; (v) the filing of any other petition based upon the alleged bankruptcy or insolvency of the other party which shall not be dismissed within 90 days thereafter or (vi) any exchange of stock, sale or other disposition of all or substantially all of the assets of the Licensee or Parent, or any reorganization, consolidation, or merger of the Licensee or Parent where the holders of the Parent’s or Licensee’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

6.06           Licensee may terminate the License at any time upon giving written notice to Licensor.

ARTICLE VII
MISCELLANEOUS

7.01           This Agreement and the covenants contained herein shall be binding upon and inure to the benefit of the parties hereto.  Licensee shall not have the right to sublicense or assign any rights under this Agreement.

7.02           Licensee agrees to protect, defend and indemnify Licensor from any claims and expenses for personal injury or products liability arising out of the use of the products sold by Licensee.

7.03           Nothing contained in this Agreement will be deemed to constitute the parties hereto as partners or to create a joint venture, nor does this Agreement constitute either Licensee or Licensor as the agent or legal representative of the other. Neither Licensor nor Licensee shall have the right or authority to create any obligation express or implied in the name of the other or to bind the other in any manner except as otherwise provided herein.

7.04           Any provision of this Agreement held invalid or unenforceable under any law, rule, regulation or interpretation thereof, shall not affect the validity or enforceability of any other provisions of this Agreement or any part thereof not held invalid or unenforceable.

7.05           This Agreement contains the entire understanding of the parties with respect to the subject matter herein contained and supersedes all previous agreements, if any, on this subject matter executed by the parties. The parties hereto may, from time to time during the continuance of this Agreement, modify or amend any of the provisions of the Agreement only by an instrument duly executed by the parties hereto. It is expressly understood that there has been made to Licensee or Licensor no other inducement, either oral or written, to enter into this Agreement other than the terms hereof.

7.06           Licensee and Licensor agree to submit any dispute arising hereunder to binding arbitration in the event that good faith efforts on behalf of the parties do not result in resolution of such dispute. Such arbitration to be in Miami-Dade County, Florida in accordance with the Rules of Commercial Arbitration of the American Arbitration Association.

7.07           This Agreement shall be construed in accordance with the laws of the State of Florida; that, if any sentence, paragraph, clause or combination of same is in violation of any state or federal law, said sentences, paragraphs, clauses or combination of the same shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.

7.08           Any notice, payment or other communication required or permitted to be given by either party to the other pursuant to this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, or sent by certified mail, postage prepaid to the parties mailing address.  Either party may change its mailing address by giving the other party notification in the manner set forth above.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LICENSOR:

 /s/ Yamit Lemoine
YAMIT LEMOINE

LICENSEE:

DRAGON’S LAIR HEALTH PRODUCTS, INC.

By: /s/ Michel Lemoine
       Michel Lemoine, President